SALES REPRESENTATIVE AGREEMENT

This SALES REPRESENTATIVE AGREEMENT (the “Agreement”), dated as of 9th August 2009, by and between Freedom Financial Holdings, Inc a Maryland Corporation (the “Company”) and Freedom Formulations, LLC a Florida Limited Liability Company, called “Representative” below.

WHEREAS, the Company is engaged in the business of providing oil related services related to the Heavy Oil industry, as more fully described in Schedule A attached hereto (the “Services”); and

WHEREAS, the Company desires to retain the services of the Representative to market and solicit orders for the Services by the Company, and the Representative desires to perform such Services; as more fully described in Schedule A attached hereto (the “Services”);

NOW, THEREFORE, for and in consideration of the premises, mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Engagement of the Representative.

1.1

The Company hereby engages the Representative as its exclusive representative to market and solicit orders for the license of the Services in the Territory (as defined in Section 1.3 below), subject to acceptance by the Company.  The engagement of the Representative shall be as an independent contractor and not as an employee, agent, subsidiary or corporate affiliate of the Company and shall be for the Term as defined in Section 1.2 below unless earlier terminated pursuant to the terms of this Agreement.  The Representative hereby accepts such engagement.

1.2

The term of the engagement (the “Term”) shall be enduring unless either the Company or the Representative gives the other party written notice of its intention to terminate this Agreement for cause delivered to such provided that this Agreement has not been earlier terminated pursuant to the terms hereof.

1.3

The Representative shall market and solicit orders for the Services to be provided to prospective customers located in North America, South America and Europe including but not limited to South America, the European Economic Community, Canada, the countries of the former Soviet Union and countries in other parts of the world agreed between the parties to the agreement, (the “Territory”).

1.4

The Representative is authorized to use the copyrighted materials, trademarks, trade names and service marks of the Company, and its subsidiaries and partnerships solely in connection with the performance of his obligations hereunder in accordance with the policies and procedures established by the Company from time to time provided that nothing contained in this Agreement or otherwise shall effect or be deemed to effect an assignment, license or other grant of any right by the Company of any of the Company’s rights in or to such copyrighted materials, trademarks, trade names or service marks or any other intellectual property of the Company.

1.5

During the term of this Agreement, the Representative shall not market, solicit the license or sale of or have an interest, directly or indirectly, in any Person (as defined below) that markets or solicits the sale of, any service that would compete with the Services or otherwise conflict with the best interests of the Company excepting the circumstances of 2.5 below.

1.6

The Company understands and agrees that the Representative may (i) appoint other Representatives to market and/or solicit orders for the Services during and after the Term, and (ii) market and/or solicit orders for the Services by itself or through any third party or parties at any time, provided Company approves.

1.7

The Representative shall not have authority to accept orders on behalf of the Company or to bind or commit the Company to deliver the Services or assume or perform any other obligation in respect of any customer or prospective customer, and the Representative shall not make any contrary representations.  The Representative shall not make any representation or warranty on behalf of the Company other than as authorized in writing by the Company.

2.

Prices and Terms of Order; Confirmation and Acceptance of Orders.

2.1

The Representative shall quote only the prices, delivery schedules and other terms and conditions supplied by the Company and no deviations shall be made therefrom.

2.2

All orders solicited and taken by the Representative shall be submitted to the Company and are subject to acceptance and confirmation in writing by a duly authorized officer of the Company.  Only the Company shall make decisions regarding a customer’s credit and all matters relating to billing to customers.  The Representative shall, on request, assist the Company in obtaining credit information relating to customers or prospective customers.  All quotations for the Services made by the Representative to customers or prospective customers and all orders delivered to the Representative must be made expressly subject to the approval and confirmation of the Company and are not final until an authorized officer gives such approval in writing.

2.3

The Company reserves the right, in its sole discretion, to decline to accept any order and to change or discontinue the marketing of any of the Services, without prior notice to the Representative.  In the event that the Company declines to accept any such order or change or discontinue the marketing of any of the Services the Company shall not be liable to the Representative for the payment of any commission or fees that would have been payable hereunder had such order been accepted by the Company, except for any commissions due from funds accepted by the Company from the account of Representative.

2.4

The Company may, in its sole discretion, cancel any order, either in whole or in part, at any time after acceptance by the Company and the Company shall be relieved of all of its obligations with respect to commissions and fees thereto, except for any commissions already due at time of cancellation from payments already made by customer which shall be paid to representative.

2.5

Only under the circumstances of 2.3 and 2.4 above the agent may offer or recommend to the customer an alternative solution from a competitor, while holding the Company safe from competition as elsewhere in the contract.

2.6

Transparency: To determine commission amounts and payment timing representative to be notified of amounts at time of billing and payment by customer. Representative to have full access to commercial information pertaining to payment revenues billed by Company to final customers and intermediary commercial third parties introduced by representative, including but not limited to all situations of Appendix B.

3.

Commissions and Expenses.

3.1

The Company shall pay a commission to the Representative entered into by the Company with customers obtained primarily through the efforts of the Representative, in accordance with the fee schedule set forth in Schedule B attached hereto.

3.2

Company will reimburse Representatives with amounts spent by mutual agreement on Companies business 30 days from date of invoice delivered by email.

4.

Furnishing Sales Materials to the Representative.

4.1

In connection with the Representative’s performance of his duties and obligations, the Company may from time to time during the term of this Agreement furnish the Representative with such sales catalogs, brochures, samples, equipment, software and other sales materials (collectively the “Sales Materials”) as the Company deems necessary to enable the Representative to solicit orders for the Services.  All Sales Materials shall remain the exclusive property of the Company.  The Representative shall use such Sales Materials solely for the purpose of soliciting orders for the Services within the Territory and will take all action necessary and appropriate to ensure that no Sales Materials are lost, stolen, destroyed or damaged.  If any Sales Material is lost, stolen, destroyed or damaged, the Representative shall be liable to the Company for the cost of replacement of such Sales Materials.

4.2

Upon demand by and in accordance with the instructions of the Company, the Representative will, at the Representative’s expense, return to the Company all Sales Materials specified in such demand within 10 days after the date of such demand.  The Representative further agrees that, in the event that this Agreement is terminated for any reason (with or without cause), the Representative shall immediately return, at the Representative’s own expense, all such Sales Materials to the Company at its main office or as otherwise directed by the Company.

5.

Termination.  Notwithstanding anything to the contrary contained in this Agreement, including Section 1.2 hereof, either the Representative or the Company may terminate this Agreement with cause thirty (60) days after giving notice in writing to the other party of the terminating party’s intention to terminate this Agreement; provided, however, that termination of this Agreement by either party shall not relieve either party from liability for breach of any provision of this Agreement nor for payment of commissions or monies due one to the other. Specifically:

5.1

Company agrees that termination does not relate to ongoing payment of commissions from clients introduced by representatives to Company who conclude a sale subsequent to termination nor to payments due from the continuation of contracts with clients arranged by Representative prior to termination, nor for expenses agreed but outstanding

6.

Indemnification.

6.1

The Company shall defend, indemnify and hold harmless the Representative from and against any loss, liability, claim or damage (including reasonable attorneys’ fees and costs) relating to or arising from a breach of this Agreement by the Company.

6.2

The Representative shall defend, indemnify and hold harmless the Company, its officers, directors, members, employees and agents from and against any loss, liability, claim or damage (including reasonable attorneys’ fees and costs) relating to or arising from (i) any claim or allegation in connection with the marketing of the Services by the Representative and (ii) a breach of this Agreement by the Representative.

6.3

The foregoing indemnities are conditioned on (i) prompt written notice by the party seeking indemnification; (ii) cooperation in the defense of the claim, demand or action; and (iii) the obtaining of the prior written approval of the indemnifying party of any settlement or offer of settlement.

7.

Non-Disclosure.  The Representative covenants and agrees that he shall not, during the Term of this Agreement, except in the performance of obligations hereunder, or at any time after the termination of this Agreement, communicate or disclose to any Person (other than the Company or its Affiliates and the Company’s agents, consultants, auditors or attorneys), or use for his account, without the prior written consent of the Company, any business information, observations, data, written material, records or documents relating to the business and affairs of the Company or any of its Affiliates, including, without limitation, any trade secrets, customer lists, information relating to sources of customers or prospects, financial, personnel and customer information, and any confidential information concerning the business or affairs of any supplier, creditor, lender, shareholder or customer of the Company or any of its Affiliates which was obtained or acquired by the Representative during the Term of this Agreement.  In addition, the Representative shall not discuss the fees or other compensation received by the Representative, or by any of the Company’s employees, salesmen or agents with any other person whether or not they are employed by the Company (except for confidential discussions with the Representative’s accounting and legal advisors); nor shall the Representative discuss sales achieved by the Company or any profit and cost information with any other party except as authorized by the President of the Company.  The Representative further covenants and agrees that the Representative shall retain all such knowledge and information concerning the foregoing in trust for the sole benefit of the Company and its Affiliates and their successors and assigns.

8.

Non-Circumvent Company agrees not to circumvent Representative by communicating or conducting business with Representative’s clients either directly or through other representatives without prior agreement

9.

Covenant to Report; Ownership of Trade Secrets.

9.1

The Representative shall promptly communicate and disclose to the Company all observations made and data obtained by the Representative during the Term. All written materials, records and documents made by the Representative or coming into his possession during the Term concerning the business or affairs of the Company or any of its Affiliates shall be the sole property of the Company and its Affiliates; and upon the Termination of this Agreement or upon the earlier request of the Company during the Term, the Representative shall promptly deliver the same to the Company (or its designee).

10.

Remedies.  The Representative acknowledges that the Company will have no adequate remedy at law if the Representative violates any of the terms of this Agreement. In such event, the Representative agrees that the Company will be entitled to obtain preliminary and permanent injunctive relief or otherwise to specifically enforce any of the provisions of this Agreement, in any court of competent jurisdiction, without prejudice to any other remedy available to it at the Company’s expense; provided, however, that such remedy will be held and construed to be cumulative and not exclusive of any rights or remedies, whether in law or equity, otherwise available under the terms of this Agreement or under federal, state or local statutes, rules and regulations.

11.

Definitions.  Unless otherwise defined herein, the following terms shall have the meanings ascribed to them:  (a) “Affiliate” shall mean any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another Person; and (b) “Person” shall mean any individual, corporation, firm, association, partnership, other legal entity or other form of business organization.

12.

No Conflicts with Other Agreements.  The Representative represents and warrants that his obligations under this Agreement do not breach, violate, conflict with or contravene any oral or written understanding or agreement binding on the Representative, including, without limitation, any covenant not to compete.

13.

Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of both parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor Representative without the prior written consent of the Company, nor any of the rights, interests or obligations hereunder may be assigned by the Company without the prior written consent of the Representative. Specifically in the event that the business of Company or intellectual property of KC 9000 is acquired then the new owners will remain liable for commission payments as herein agreed and cancellation remains for cause. Notwithstanding this protection the representation agreement may also be terminated in exchange for a payment agreed as part of any sale of company or its intellectual property.

14.

Changes; Alterations.  No change, alteration, modification or addition to this Agreement shall be effective unless in writing and properly executed by the parties hereto.

15.

Applicable Law.  This Agreement shall be governed by and construed solely and exclusively in accordance with the laws of state of Indiana, USA, without regard to any statutory or common-law provision pertaining to conflicts of laws.  The Parties agree that courts of competent jurisdiction in Allen County, Indiana and the United States District Court for the Northern District of Indiana shall have concurrent jurisdiction with the arbitration tribunals of the American Arbitration Association for purposes of entering temporary, preliminary and permanent injunctive relief with regard to any action arising out of any breach or alleged breach of this Agreement.  The Parties agree to submit to the personal jurisdiction of such courts and any other applicable court within the state of Indiana.  The Parties further agree that the mailing of any process shall constitute valid and lawful process against such Party

16.

Arbitration. The Parties waive any claim that they may have that any of the foregoing courts is an inconvenient forum. The Parties agree that all controversies, claims, disputes and matters in question arising out of, or related to this Agreement, the performance under this Agreement, the breach of this Agreement or any other matter or claim whatsoever (including but not limited to tort claims) shall be decided by binding arbitration before the American Arbitration Association, utilizing its Commercial Rules.  Venue for any arbitration between the Parties shall be had and is mandatory in Fort Wayne, Allen County, Indiana to the exclusion of all other places of venue, for all matters that arise under this Agreement.

17.

Notices.  All notices and other communications which are required under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) two business days after being mailed with an internationally recognized courier service provided that such mailing is sent by a tracked process and the documents are signed for by the recipient at their last known business address.

18.

Entire Agreement.  This Agreement, together with Schedule A and Schedule B attached hereto, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements, commitments, arrangements; negotiations or understandings, whether oral or written, between the parties with respect thereto.  There are no agreements, covenants, undertakings, representations or warranties with respect to the subject matter of this Agreement other than those expressly set forth or referred to herein.

19.

Severability.  If any provisions of the Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof, which shall remain in full force and effect.

20.

Headings.  The headings contained in this Agreement are for convenience of reference only and shall not constitute a part hereof or define, limit or otherwise affect the meaning of any of the terms or provisions hereof.

21.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Freedom Financial Holdings, Inc

By: /s/:  Brian Kistler

 Brian Kistler

 CEO

Freedom Formulations, LLC

By: /s/:  Brian Kistler

 Brian Kistler

Managing Director

SCHEDULE A

DESCRIPTION OF SERVICES

•

Sales and Marketing of KC 9000® and the ancillary services to major oil companies, national oil companies, oil transport companies and oil service companies.

•

To protect the interests of Freedom Financial Holdings, Inc to the best of your ability, including the safekeeping of trade secrets of the Company.

SCHEDULE B

FEES

1. Direct Sale from FFH, Inc to third party Customer.

Ten percent (10%) of gross sales revenues from KC 9000™ received by the Company from each specific customer per transaction for the life of the account. Until such gross revenues reach $50,000 per month Representative will receive 100% of the profit over and above the manufacturing costs plus shipping. Payable on receipt of payment from customer

2. Joint Ventures:

In the case of joint ventures between Company and another third party intermediary formed to exploit KC 9000 in representatives territories 10% of the total Joint Venture sales of KC 9000 or its intellectual property, payable on receipt of payment from customer

3. Licensing:

For the sale of rights to manufacture KC 9000 under license for customer’s own use or resale and similar licensing arrangements in representatives territories, 10% of lump sum and 10% of continuing royalties for the life of the licensing agreement.

4. Payment: Commissions become payable on receipt of payment to Company from customer.